Exhibit 99.1

News Release

LaSalle Shareholders Approve Merger with Pebblebrook
Merger on Track to Close November 30, 2018
Announces Final Merger Consideration Election and Allocation Results
BETHESDA, Md.-November 27, 2018-LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced that its shareholders voted to approve its previously announced merger with Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”).
At the special meeting of LaSalle common shareholders, held on November 27, 2018, approximately 99% of the shares voted were cast in favor of the merger, representing more than 86% of LaSalle’s total outstanding common shares. Pebblebrook also announced today that its shareholders voted to approve the issuance of Pebblebrook common shares to the holders of LaSalle common shares pursuant to the definitive merger agreement under which Pebblebrook will acquire 100% of LaSalle’s outstanding common shares (the “Merger Agreement”).
Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties, said, “We thank the LaSalle shareholders for their support of this combination. We look forward to continuing to work closely with Pebblebrook to quickly bring this transaction to a close.”
Final Election and Allocation Results
Pursuant to the terms of the Merger Agreement and election materials previously mailed to LaSalle shareholders, LaSalle shareholders were permitted to make an election to receive for each LaSalle common share either 0.92 Pebblebrook common shares (the “share consideration”) or an amount in cash equal to $37.80 (the “cash consideration”). The elections are subject to proration and adjustment procedures to ensure that the maximum number of LaSalle common shares eligible to be converted into the right to receive the cash consideration are equal to 30% of the aggregate number of LaSalle common shares issued and outstanding immediately prior to the effective time of the merger. LaSalle common shares held by Pebblebrook are excluded from the cash election in the merger, effectively increasing the maximum cash shares to approximately 33% of the aggregate number of LaSalle common shares outstanding immediately prior to the effective time of the merger.
The election deadline was 5:00 p.m. ET, November 26, 2018. Through the elections, the holders of 85.8 million LaSalle common shares, or approximately 77% of the LaSalle common shares deemed outstanding for purposes of the election (including the shares held by Pebblebrook and not eligible to receive the cash consideration), elected to receive the cash consideration. The remaining holders of 25.4 million LaSalle common shares, or approximately 23% of the LaSalle common shares, either elected to receive the share consideration, did not submit valid elections, submitted an election expressing no preference, or represent the approximately 10 million shares held by Pebblebrook that were not eligible to receive the cash consideration.
Based on the final election results and applying the proration provisions set forth in the Merger Agreement, because cash elections were made with respect to more than 30% of the LaSalle common shares outstanding immediately prior to the effective time of the merger, LaSalle common shareholders will receive the following merger consideration:

•
LaSalle shareholders that validly elected to receive 100% share consideration, did not make a valid election or expressed no preference, will receive 0.92 Pebblebrook common shares for each LaSalle common share;

•
LaSalle shareholders that validly elected to receive 100% cash consideration will receive an amount in cash equal to $37.80 multiplied by (i) the number of such holder’s LaSalle common shares multiplied by (ii) the cash consideration percentage of approximately 38.9%, and an amount of Pebblebrook common shares equal to approximately 61.1% of the number of such holder’s LaSalle common shares multiplied by 0.92; and

•	LaSalle shareholders that validly elected a combination of cash and share consideration shall be prorated based on the above percentages subject to their individual cash/share elections.
The merger, which is expected to close on November 30, 2018, is subject to the satisfaction of certain remaining customary closing conditions.

LaSalle shareholders who have questions regarding their individual election result should contact:

1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
 (212) 929-5500
Or
TOLL-FREE (800) 322-2885

If your broker or other nominee holds your shares, you should also contact your broker or other nominee for additional information.

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.
About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.
Cautionary Statement Regarding Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (xiv) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward- whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.
Contacts
LaSalle Hotel Properties
Kenneth G. Fuller or Max D. Leinweber
301-941-1500
or
MacKenzie Partners, Inc.
Bob Marese
212-929-5405

Media:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Andrew Siegel
212-355-4449